Exhibit 23.5

AMC Consultants Pty Ltd

179 Turbot Street, Brisbane

Queensland, 4060, Australia

CONSENT OF THIRD-PARTY QUALIFIED PERSON

AMC Consultants Pty Ltd (“AMC”), in connection with the Registration Statement Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (No. 333-260126) of TMC the metals company Inc. and any further amendments or supplements and/or exhibits thereto (collectively, the “Form S-3”), consent to:

●	the filing and use of the technical report summary titled “Technical Report Summary--Initial Assessment of the TOML Mineral Resource, Clarion-Clipperton Zone, Pacific Ocean, for Deep Green Metals Inc.” (the “TOML Technical Report”), with an effective date of March 26, 2021 and current as of December 31, 2021, as an exhibit to and referenced in the Form S-3;

●	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form S-3 and any such TOML Technical Report; and

●	the information derived, summarized, quoted or referenced from the TOML Technical Report, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-3.

AMC is responsible for authoring, and this consent pertains to, the following Sections of the TOML Technical Report:

●	Section 1: Executive Summary
●	Section 2: Introduction
●	Section 3: Property Description and Location
●	Section 8: Sample preparation, analyses and security
●	Section 9: Data verification
●	Section 11.1 – 11.8: Mineral Resources
●	Section 11.9.1: Geological setting and mineralisation
●	Section 11.9.2: Exploration methods
●	Section 11.9.3: Sample preparation analysis and security
●	Section 11.9.4: Mineral Resources
●	Section 11.9.8: Market studies
●	Section 11.9.9: Environmental studies, permitting and social or community impact
●	Section 12: Mineral Reserve Estimates
●	Section 16: Market Studies and Contracts
●	Section 17: Environmental Studies, Permitting, and Social or Community Impact
●	Section 18: Capital and Operating Cost
●	Section 19: Economic Analysis
●	Section 20: Adjacent Properties
●	Section 21: Other Relevant Data and Information
●	Section 22: Interpretation and Conclusions
●	Section 23: Recommendations
●	Section 24: References
●	Section 25: Reliance on information provided by the registrant

Dated this November 23, 2022

/s/ Roderick David Carlson
Roderick David Carlson
General Manager, Brisbane Office
Signature of Authorized Person for
AMC Consultants Pty Ltd, a Qualified Third-Party Firm